AGREEMENT


     This Agreement is made this _____ day of September, 1996 by and between the following parties:

     El Cacique de Calzon de Pobre, S.A., a Costa Rican Sociedad Anonima ("El Cacique")

     Extency Internacional S.A., a Costa Rican Sociedad Anonima ("Extency")

     Investex, S. A.., a Costa Rican Sociedad Anonima, (formerly known as Mary S.A.) ("Investex")

     Sonesta International Hotels Limited, a Bahamian corporation ("Sonesta Limited")

     Sonesta International Hotels Corporation, a New York corporation ("Sonesta Corporation")

     Costa Rica Resort Associates, S. A. (also known as "Hoteleros Asociados de Costa Rica HACR S. A."), a Costa Rican Sociedad Anonima ("Associates")

                                    RECITALS

     WHEREAS, El Cacique and Sonesta Limited entered into a Shareholders Agreement, dated December 8, 1994, which sets forth their agreements regarding the development and operation of a deluxe beach hotel in Guanacaste, Costa Rica (the "Shareholders Agreement"); and

     WHEREAS,   Extency  and  Sonesta   Corporation  are  also  parties  to  the
Shareholders Agreement, as guarantors and/or as otherwise; and

     WHEREAS, El Cacique and Sonesta Limited have received a commitment (the "Commitment") from Scotiabank (the "Bank") for the financing referenced in
Section 3.01 (i) of the Shareholders Agreement ("Core Loan"), and have also received a commitment from the Bank regarding financing for the Villas ("Villa Loan"); and whereas, pursuant to the Commitment, Associates will be entering into a Loan Agreement with the Bank ("Loan Agreement"); and whereas, Sonesta
Corporation has made (or will be making) certain guarantees to the Bank in connection with the Core Loan and the Villa Loan ("Sonesta Guarantees"); and

     WHEREAS, Investex is the legal entity through which El Cacique and/or Extency will be selling, developing and constructing the Villas; and

     WHEREAS, by entering into this Agreement the parties hereto intend to modify their existing agreements and understandings in order to acknowledge new agreements and understandings;

     NOW THEREFORE, for consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Defined Terms. Unless a contrary meaning is specifically set forth, terms used in this Agreement shall be deemed to have the same meanings ascribed to them in the Shareholders Agreement and/or the Loan Agreement.

2. Villa Loan/Investex Advances. Associates agrees to loan to Investex such "Advances" of the Villa Loan it receives under the Loan Agreement. Such loan(s) from Associates to Investex ("Investex Advances") shall be made at the same rate of interest and on the same repayment terms as apply under the Loan Agreement with respect to Advances of the Villa Loan; provided, however, that in order to permit the timely payment of amounts owed by Associates to Bank regarding the Villa Loan, including without limitation payments of interest and principal, Investex agrees that all such payments shall be due from Investex to Associates ten (10) business days prior to the date that such amounts are due form Associates to Bank. (Investex warrants and represents that it has received a copy of the Loan Agreement, including copies of all agreements, documents and instruments referenced therein and is familiar with their respective terms.) Investex and Associates shall enter into such agreements regarding the foregoing as Investex and/or Sonesta Limited my reasonably require form time to time; by way of example only, such agreements may take the form of promissory notes, security agreements and/or pledge agreements.

3. Right to Foreclose Investex. In consideration of its guaranty to the Bank regarding the Villa Loan ("Sonesta Villa Loan Guaranty"), including without limitation the Bank funding that Investex will loan to Villa purchasers, Sonesta Corporation and/or Sonesta Limited shall have the right (but not the obligation) to act on behalf of Investex in foreclosing on any Villa in the event the owner of such Villa defaults on its mortgage loan and as a consequence Sonesta Corporation advances funds under the Sonesta Villa Loan Guaranty. Any such foreclosure shall accrue to the benefit of the Venture; provided that Sonesta shall be entitled to recover on a priority basis from the operation and/or sale of any such foreclosed Villa El Cacique's share of any advances made by Sonesta under the Sonesta Villa Loan Guaranty, and any costs and expenses incurred by Sonesta and related to such foreclosure Investex shall provide Sonesta Corporation and Sonesta Limited with such documentation, including without limitation powers of attorney, as they may reasonably require from time to time in order to exercise their rights hereunder. [Costa Rican counsel have advised that Powers of Attorney may not work in this context. They suggest that Investex make mortgage loans through a trust; in the event of a villa loan default Sonesta, as a "secondary Trustee", would have certain rights regarding foreclosure and disposition of the villa. The parties agree to implement this advice unless there are compelling reasons not to do so.]

4. Joint and Several Guarantees. Notwithstanding that the Bank has not required guarantees regarding the Core Loan or the Villa Loan from El Cacique, Extency, and Investex, said entities hereby acknowledge and agree that they are jointly and severally liable for any and all amounts that Sonesta Corporation is required to pay under the Sonesta Guarantees.


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



     IN WITNESS WHEREOF the parties have set their hands and seals as of this ____ day of September, 1996

El Cacique de Calzon de Pobre, S.A.       Sonesta International Hotels Limited
By: /S/                                   By: /S/
    ----------------------------------        ----------------------------------
    its duly authorized:                      its duly authorized:
                        --------------                            --------------

Extency Internacional S.A.                Sonesta International Hotels
                                          Corporation

By: /S/                                   By: /S/
    ----------------------------------        ----------------------------------
    its duly authorized:                      its duly authorized:
                        --------------                            --------------

Investex, S. A.                           Costa Rican Resort Associates, S.A.

By: /S/                                   By: /S/
    ----------------------------------        ----------------------------------
    its duly authorized:                      its duly authorized:
                        --------------                            --------------


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